Exhibit 99.1

China Armco Metals, Inc. to Present at the Rodman & Renshaw Annual Global Investment Conference in New York City on November 10, 2008 at 11:35 a.m. EST

San Mateo, California,  October 23, 2008 (PRIME NEWSWIRE) – China Armco Metals, Inc., (OTCBB: CNAM - News) (“ARMCO” or “the Company”), a leading metal ore distributor and metal recycler in China, today announced that the Company will present at the Rodman & Renshaw Annual Global Investment Conference on Monday, November 10th, 2008. The Conference will be held November 10th-12th at the New York Palace Hotel located in New York City.

The Company’s presentation will take place in Henry Salon (5th Floor) at 11:35 a.m. EST and management will participate in one-on-one meetings with analysts and investors throughout the three-day event.  Mr. Kexuan Yao, Chairman and CEO and Mr. Gary Liu, Investor Relations Coordinator will present on behalf of the Company.

Management will discuss the Company’s performance to date, its current business segments, customer base and sales channel throughout China and detail its growth plans in the foreseeable future.

Participation is by invitation and registration is mandatory. For more information on the conference, contact a Rodman & Renshaw representative or visit www.RodmanandRenshaw.com.

About Rodman & Renshaw (NasdaqGM:RODM)

Rodman & Renshaw Capital Group, Inc., (NasdaqGM:RODM) through its subsidiaries, engages in investment banking business. It offers corporate finance services focusing on various public and private equity products, which include private investment in public equity, registered direct offerings, private placements, and public offerings, as well as provides Collateralized Acquisition Pool, a product used to facilitate a targeted acquisition. The company also provides strategic advisory services, which include identifying and evaluating acquisition targets or acquirers; providing valuation analyses; evaluating and proposing financial and strategic alternatives; rendering fairness opinions; advising on timing, structure, and pricing of transaction; assisting in negotiating and closing a transaction; advising on the sale process; and assisting in preparing a memorandum or other sales materials. In addition, it provides merchant banking and asset management services. The company is headquartered in New York, New York.

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ores and non-ferrous metals throughout the PRC and the recycling of scrap metal for the Chinese market.  The Company maintains customers throughout China which include the fastest growing steel producing mills and foundries in the PRC.    Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, the Philippines and Libya.   The Company’s product lines include ferrous and non-ferrous ore; iron ore, chrome ore, nickel ore, copper ore,  magnese ore and steel billet.    Beginning in the second quarter 2009, Armco expects to begin operations in its steel recycling and scrap metal supply.  The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position the Company as one of the top 10 largest recyclers of scrap metal in China.  ARMCO estimates the recycled metal market as 70 million metric tons.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expected completion date for the metal recycling facility and its production capacity, guidance and expectations regarding demand for steel, revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: our ability to successfully complete construction of our proposed scrap metal recycling facility, our need for additional financing to construct the metal recycling facility we intend to build which we may not be able to obtain on acceptable terms, our ability to operate the proposed recycling facility profitably; and fluctuations in raw material prices may affect our operating results as we may not be able to pass on cost increases to customers.

We caution that the forward looking statements are subject to risks and uncertainties and the other factors described herein that could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-KSB for the year ended December 31, 2007 and Item 1.01 “Risk Factors” of our Current Report on Form 8-K filed on July 1, 2008.

Investor Relations Contact(s)
Alan Sheinwald
HC International, Inc.
US +1 (914) 669-5340
alan.sheinwald@hcinternational.net
www.hcinternational.net